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                                                                    EXHIBIT 10.5

                     AMENDMENT NO. 1 TO SECURITY AGREEMENT


     THIS AMENDMENT NO. 1 TO SECURITY AGREEMENT ("Amendment") is made and entered into as of July 31, 1997, by and among GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USGRIPS, INC., a California corporation ("USGRIPS"), and SAM G. LINDSAY ("Lindsay" or "Secured Party").


                                    RECITALS

     A. Griptec and Lindsay are parties to that certain Security Agreement (Intangible Assets), dated as of July 31, 1995 ("Agreement").

     B. Pursuant to this Amendment, USGRIPS, a wholly-owned subsidiary of Griptec, is made a party to the Agreement because of the substantial benefits which it has and will receive as a result of the loans, advances and other financial accommodations provided to Griptec and/or USGRIPS by Secured Party.

     C. Concurrently with the execution of this Amendment, Secured Party has agreed to loan Griptec, on a short-term demand basis, up to an additional $500,000 (the "New Loans"). The execution by Griptec and USGRIPS of this Amendment is a material inducement to Secured Party to make the New Loans.

     D. The parties desire to amend the Agreement (i) to add USGRIPS as a party, (ii) to correct certain mistakes in the Agreement, and (iii) to provide additional security to Secured Party in connection with the New Loans, all upon the terms and subject to the conditions set forth in this Amendment.


                              TERMS AND CONDITIONS

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Correction of Definition of Obligation.  The term "Obligation," as
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defined in the Agreement, from and as of the effective date of the Agreement, should have included, and is hereby amended to include, the following additional item: Any obligation, liability, damages, loss, cost and/or expense which Secured Party incurs or suffers pursuant to, arising under or in any way connected with that certain Non-Recourse Guaranty and Stock Pledge Agreement, dated as of July 31, 1993, by and between Lindsay, Don Poulin and Poulin Progrip, Inc.
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     2.  Expansion of Definition of Obligation.  In addition to the correction
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to the definition of the term Obligation appearing in the Agreement, from and after the date hereof, the term "Obligation" shall also mean and include the following:

          (a) Any obligation, liability, damages, loss, cost and/or expense which Secured Party incurs or suffers pursuant to, arising under or in any way connected with the term loan payable by Griptec to Wells Fargo Bank ("Bank") in the principal amount of $780,000 and/or the revolving line of credit agreement between Griptec and Bank in the principal amount of $400,000 (collectively the "Wells Fargo Loans"), including, without limitation, any obligation, liability, damages, loss, cost and/or expense which Secured Party incurs or suffers as a result of the exercise by Bank of any of its rights or remedies in or with respect to any collateral provided by Lindsay to Bank as security for the Wells Fargo Loans; and

          (b) Any obligation, liability, damages, loss, cost and/or expense which Secured Party incurs or suffers pursuant to, arising under or in any way connected with the New Loans or any breach by Griptec in its obligation to repay the New Loans.

     3.  Expansion of Definition of Collateral.  From and after the date hereof,
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the term "Collateral" shall also mean and include (i) any Collateral owned by or belonging to USGRIPS; and (ii) all accounts, contract rights, general intangibles and inventory now owned or hereafter acquired by Griptec and/or USGRIPS, including all records related thereto, and all proceeds therefrom (hereafter collectively referred to as the New Collateral"). For all purposes of the Agreement, and wherever used in the Agreement, the term "Collateral" shall refer to and include any Collateral owned or held by USGRIPS and shall include the New Collateral.

     4.  Attachment of Security Interest in the New Collateral.  Griptec and
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USGRIPS each hereby grants and assigns to Secured Party a security interest in and to the Collateral, including the New Collateral, to secure repayment of, and all monies paid or losses incurred or sustained by Secured Party in any way connected with, the Obligations (as that term has been corrected, expanded and amended as provided in this Amendment). In addition, the security interest thereby created shall attach immediately upon execution of this Amendment by Griptec and USGRIPS and share secure (a) any and all amendments, extensions, and renewals or any documents which memorialize, embody, describe, incorporate or otherwise refer to any of the Obligations; (b) strict performance and observance of all agreements, warranties and covenants contained in the Agreement, as amended by this Amendment; (c) the repayment of all monies expended, advanced, loaned or incurred by Secured Party under the provisions hereof, including attorneys' fees, with interest thereon from the date of expenditure at the highest lawful rate; and (d) any and all other liabilities of Griptec and/or USGRIPS to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

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     5.  Reaffirmation and Affirmation of Covenants and Agreements.  Griptec
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hereby reaffirms, and USGRIPS hereby affirms, that all covenants, obligations, commitments and agreements set forth in the Agreement, which were initially applicable to Griptec only, are binding on and enforceable against each of them, including, without limitation, those covenants, obligations, commitments and agreements related to the Obligation (as that term has been corrected, expanded and amended in this Amendment) and the Collateral, including the New Collateral. For all purposes of the Agreement, the term "Debtor" means and includes Griptec and USGRIPS, jointly and severally.

     6.  Additional Affirmative and Negative Covenants of Griptec and USGRIPS.
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Griptec and USGRIPS, jointly and severally, hereby covenant and agree as follows:

          (a) Upon demand by Secured Party, they shall promptly furnish him with financial statements, which shall be audited on an annual basis, and such interim financial statements as Secured Party may reasonably request from time to time;

          (b) Griptec and USGRIPS shall permit Secured Party and any representative designated by him to inspect their books and records and to make extracts at any reasonable time, to arrange for verification of accounts and to inspect any and all assets and other properties of Debtor.

          (c) Griptec and USGRIPS shall immediately notify Secured Party of any attachment or other legal process levied against the Collateral, and shall provide Secured Party with notice of any threat to commence, or commencement of any litigation against either or both of them.

          (d) Unless otherwise permitted by Secured Party in writing, the Collateral shall be kept at the principal executive office of Griptec located at 10 Corporate Park, Suite 130, Irvine, California 92714, or the principal business offices of USGRIPS located at 2068 White Birch Drive, Vista, California 92083.

          (e) Griptec and USGRIPS shall keep the New Collateral insured, to the extent of its reasonable replacement value.

          (f) Without the prior written consent of Secured Party, neither Griptec nor USGRIPS shall sell, transfer or otherwise dispose of the Collateral, or allow it to be subjected to any unpaid charge or levy, including taxes, or to any subsequent interest of any third party created or suffered, voluntarily or involuntarily, except to the extent that the New Collateral constitutes inventory and Griptec or USGRIPS, as the case may be, sells such inventory in the ordinary course of its business for a fair consideration and upon commercial credit terms.

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     7.  Representations and Warranties Regarding New Collateral.  Griptec and
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USGRIPS, jointly and severally, represent and warrant to Secured Parties as follows:

          (a) It has the power and authority to into and to be bound by the terms of the Agreement, as amended by this Amendment, and to perform all obligations required of it under the Agreement, as amended by this Amendment.

          (b) The Agreement, as amended by this Amendment, is a binding and enforceable obligation, enforceable against it in accordance with its terms.

          (c) It owns (or, with respect to after-acquired Collateral, will own) the New Collateral, free and clear of any liens, security interests or rights or claims of any third party.

     8.  Additional Events of Default.  In addition to the Events of Default
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described in Section 7 of the Agreement, the following shall be additional
Events of Default:

          (a) Any breach or default by Griptec or USGRIPS with respect to the Wells Fargo Loans; and

          (b) Any breach or default by Griptec with respect to the New Loans.

     9.  Additional Remedies.  In addition to the remedies set forth in Section
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8 of the Agreement, upon the occurrence of an Event of Default (as that term is defined in Section 7 of the Agreement as modified by Section 8 of this Amendment):

          (a) Secured Party may accelerate the maturity of any obligation owed to him by Griptec and/or USGRIPS, including the Obligations, and exercise any rights or remedies which he has in equity, at law, by statute or by contract, notwithstanding any maturity date to the contrary; and/or

          (b) Secured Party may give notice of assignment to any and all the account debtors of Griptec and/or USGRIPS and may collect those accounts (hereafter referred to as the "Accounts") directly. Griptec and USGRIPS each hereby appoints Secured Party or his legal representative as their attorney-in-fact with power to receive, open and dispose of all mail addressed to either Griptec or USGRIPS; to endorse the name of Griptec or USGRIPS, as the case may be, on any checks or other evidences of payment that may come into possession of Secured Party with respect to the Accounts and/or any invoices or other documents related to any of the Accounts; in the name of Griptec and/or USGRIPS, as the case may be, to demand, sue for, collect and give acquittances for any and all monies due or to become due with respect to any of the Accounts; to compromise, prosecute and/or

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defend any actions, claims or proceedings related to any of the Accounts; and to do any and all things necessary and proper to collect or enforce the Accounts as Griptec and/or USGRIPS could or may do.

     10.  Waiver of Statute of Limitations, Etc.  In consideration for the
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agreement of Secured Party to make additional loans to the Company, as described in Recital C hereof, Griptec and USGRIPS each hereby irrevocably and unconditionally waives the benefit of, and agrees not to assert against Secured Party or his successors and assigns, any defense to the validity, enforceability, or collectibility of the Obligation, or any portion or part thereof, notwithstanding any contrary terms in the documents which memorialize, embody, describe, incorporate or otherwise refer to the Obligations, and each hereby waives any and all legal or equitable defenses, including but not limited to, the bar of any applicable statute of limitations, and the effect of laches, estoppel and/or waiver with respect to the Obligation.

     11.  Change of Address.  For all purposes of this Agreement, the address
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for Griptec and USGRIPS shall be 10 Corporate Park, Suite 130, Irvine,
California 92714-5140.

     12.  No Other Changes.  Except for the changes set forth in this Amendment,
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there are no other changes, modifications or amendments to the Agreement, and the Agreement as amended and modified by this Amendment shall remain in full force and effect.


GRIP TECHNOLOGIES, INC., a California    USGRIPS, INC., a California
  corporation                              corporation



By                                       By
  -----------------------------------      -------------------------------------
           Robert W. Taylor                       James E. McCormick III
       Chief Operations Officer                         Secretary




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            SAM G. LINDSAY

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